SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)

52-1568099 (I.R.S. Employer Identification no.)	42-1658283 (I.R.S. Employer Identification no.)

399 Park Avenue New York, New York 10043 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.            ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.            ☐

Securities Act registration statement file numbers to which this form relates:	333-132370; 333-132370-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Equity LinKed Securities (ELKS®) Based Upon the Common Stock of Nucor Corporation Due 2008	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 20 of the Registrants’ Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), as supplemented by the information under the heading “Description of the Notes” on pages S-7 through S-32 of the Registrants’ Prospectus Supplement dated April 13, 2006 and the information under the headings “Summary Information — Q&A,” “Risk Factors Relating to the ELKS” and “Description of the ELKS” on pages EPS-2 through EPS-7, EPS-8 through EPS-14 and EPS-15 through EPS-25, respectively, of the Registrants’ ELKS Product Supplement dated March 22, 2007, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the ELKS contained in the Pricing Supplement, ELKS Product Supplement, Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registrants’ automatic shelf registration statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-01) (the “Registration Statement”).

99 (B). Prospectus Supplement dated April 13, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 13, 2006.

99 (C). ELKS Product Supplement dated March 22, 2007, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 22, 2007.

99 (D). Senior Debt Indenture among the Registrants and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc.
(Registrant)

By:	/s/ Charles E. Wainhouse
Name: Charles E. Wainhouse Title: Assistant Treasurer

Citigroup Funding Inc.
(Registrant)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards Title: Vice President and Assistant Treasurer

Date: October 19, 2007

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).	Prospectus dated March 10, 2006, incorporated by reference to the Registration Statement.

99 (B).	Prospectus Supplement, dated April 13, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 13, 2006.

99 (C).	ELKS Product Supplement dated March 22, 2007, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 22, 2007.

99 (D).	Senior Debt Indenture among the Registrants and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

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